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                            CONSULTING SERVICES AGREEMENT



    M-Squared and Technology L.L.C. ("Consultant") and Faroudja Laboratories, Inc. ("Client") make this Agreement this 21st day of September, 1994.

    The parties agree as follows:

    1. SERVICES. Consultant agrees to render consulting services to Client in connection with (i) specific projects requested by Client and (ii) the proposed acquisition of Client or one or more of its businesses, including, but not limited to, a sale of substantially all of the assets of Client or one or more of its businesses, a sale by Client or Client's shareholders of the stock of the Client, or merger or other method of acquisition of Client or one or more of its businesses, ("Acquisition Transaction"). The term "Acquisition Transaction" also shall include a proposed acquisition of Faroudja Research, Inc. or one or more of its businesses (determined as in the preceding sentence).

    2. SCOPE OF SERVICES. Consultant's services will include all services reasonably requested by the Client during the term of this Agreement to assist Client with its business, strategy or acquisition, including the following:

         (i)  the projects listed on Exhibit A; and

         (ii) assistance relating to one or more Acquisition Transactions, including review and finalization of the Information Memorandum (in coordination with Catherine Goodrich), selection of potential acquiring companies, identification of the specific persons to be approached and strategies to be utilized for presentations, arranging and participating in presentations, follow up to presentations and discussions, and negotiation of the terms of the acquisition.

    3. ACCESSIBILITY. Consultant agrees to promptly respond to Client's requests for assistance, to be easily accessible by telephone and fax facilities and to periodically inform Client of place of contact during travel. Consultant agrees to consult with Client at Client's facility in California on a monthly basis if requested by Client.

    4.   COMPENSATION.

         (a) As payment for Consultant's services under this Agreement, Client agrees to pay Consultant the amount of $8,333 on the last day of each month during the term of this Agreement.

         (b) Unless this Agreement is terminated by Client for breach by Consultant pursuant to paragraph 5, Consultant will also receive, conditioned upon the

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completion of one or more Acquisition Transactions during the term of this
Agreement, or within 180 days thereafter, an amount equal to two percent (2%) of the aggregate proceeds paid by the acquirer(s) in connection with each such Acquisition Transaction (whether or not paid during such period). If the proceeds of any Acquisition Transaction include stock of the acquiring company,
(i) the value of such stock shall be the fair market value of the stock at the time of payment by the acquiring company (determined without regard to any restrictions on such stock), and (ii) at the option of Client, Consultant may be paid such compensation in stock of the acquiring company, based on such fair market value. The portion of the fee payable in stock shall not exceed the portion of the aggregate proceeds of the Acquisition Transaction which are paid in stock. The fee shall be paid within fifteen (15) days after receipt of the proceeds of the Acquisition Transaction or, if the proceeds are payable in installments, a pro rata portion of the fee shall be paid within fifteen (15) days after receipt of each installment.

         (c) Client will reimburse Consultant for reasonable out-of-pocket costs incurred in the performance of this Agreement (including travel outside the New York/Connecticut area), upon submission of receipts therefor.

    5. TERM OF SERVICES. Consultant will render the services herein to be provided for a period of six (6) months, commencing upon the date of this Agreement. This Agreement may be terminated at the option of Client upon 90 days written notice to Consultant. Either party may at its option terminate this Agreement if the other party defaults in the performance of a material obligation and such default has not been cured within ten (10) days after receipt of written notice thereof (an "Uncured Default"). In the event that the Client terminates this Agreement other than by reason of an Uncured Default on the part of Consultant, (i) the Client shall continue to pay Consultant the monthly consulting fee through the effective date of such termination (but in no event shall the total monthly payments to Client under this Agreement be less than $33,333), and (ii) solely for purposes of determining whether the Consultant is entitled to the fee described in Section 4(b), the term of this Agreement shall be determined without regard to such termination.

    6. INDEPENDENT CONTRACTOR. Consultant and Client agree that services will be furnished by Consultant as an independent contractor. Unless authorized in writing by Client, Consultant has no general power or authority to act for, represent, or contractually bind Client.

    7. CONFIDENTIAL INFORMATION. Consultant acknowledges execution of the Client's Confidential Nondisclosure Agreement [Acquisition Discussions] which shall apply to the transactions under this Agreement and shall survive any termination hereof.

    8.   CONFLICTING ACTIVITIES.

         (a) During the term of this Agreement and for a period of six (6) months thereafter, Consultant agrees not to represent any potential purchaser in connection with an Acquisition Transaction, or provide any services relating to the areas of line doubling,

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image enhancement, or PAL or NTSC encoding and decoding to, or acquire any equity or other financial interest (directly or indirectly) in, any competitor of Client that competes with Client in the areas of line doubling, image enhancement, or PAL or NTSC encoding and decoding.

         (b) Client acknowledges that Matthew D. Miller, the principal of the Consultant, is subject to certain contractual restrictions on his activities in connection with the termination of his employment by General Instrument Corporation ("GI"). In the event that Consultant reasonably determines that services to be performed by Consultant hereunder could result in a violation of such contractual restrictions, Miller shall notify the Client and shall attempt in good faith to obtain a waiver of such contractual restrictions from GI. In the event that Miller is unable to timely obtain such a waiver, Consultant shall not be obligated to perform such potentially-conflicting services unless Client agrees in writing to indemnify Miller against all damages, liabilities, costs and expenses (including attorneys' fees) arising out of the performance of such services without a waiver from GI. In the event that Consultant does not perform services under the circumstances described in this Section 8(b), (i) it shall not constitute a default under this Agreement, and (ii) the amount of the fees payable hereunder shall not be reduced as a result thereof.

         (c) The Consultant represents and warrants that the services described in Section 2(ii) and Exhibit A of this Agreement (other than those described in Section 2(a) of Exhibit A) do not result in a violation of the GI contractual restrictions referred to in Section 8(b).

    9. NO GUARANTY OF RESULTS. The Client acknowledges that the Consultant does not warrant, represent or guarantee the results of the services rendered to Client hereunder. The Client also acknowledges that any reports and recommendations made by the Consultant under this Agreement will be based in part upon assumptions and subjective data not readily subject to verification. The Client agrees that the Consultant shall not be liable, in breach of contract or otherwise, for direct or indirect damages arising from any decisions made or actions taken (or omitted) by the Client based upon the Consultant's reports or recommendations. The Client hereby waives any claims against the Consultant for any loss, injury or damage of any kind (including consequential damage) arising out of the performance of services by the Consultant under this Agreement. The Client hereby agrees to indemnify the Consultant against any claims against the Consultant for any loss, injury or damage of any kind (including consequential damages) arising out of the performance of services by the Consultant under this Agreement in connection with an Acquisition Transaction; provided, however, that the Consultant shall not be entitled to such indemnity in the event that it is determined that such claims resulted from the negligence or willful misconduct of the Consultant.

    10. ARBITRATION. In the event of any dispute between the parties to this Agreement, the parties agree to submit such dispute to binding arbitration before the American Arbitration Association in Palo Alto, California. The costs of such arbitration will be borne equally between the parties.

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    11.  GENERAL.  This Agreement shall be governed by the laws of the State of
California. This Agreement represents that entire agreement between the parties, supersedes all prior agreements and understandings with respect to the matters covered in this Agreement and may only be amended in a writing signed by both parties. All notices shall be provided in writing to the address set forth below (or to such other address which a party may provide notice) and shall be given by personal delivery, certified or registered mail (return receipt requested), nationally-utilized overnight delivery service or confirmed facsimile transmission and shall be considered given when received.

    IN WITNESS WHEREOF, the parties below have signed this Agreement as of the date set forth above.

                        M-SQUARED MEDIA AND TECHNOLOGY L.L.C.

                        By: /s/ Matthew D. Miller
                           ----------------------------------------------------
                             Matthew D. Miller

                        Address:  16 Eleven O'Clock Road
                                  Weston, CT 06883

                        Fax No.:  (203) 226-1590


                        FAROUDJA LABORATORIES, INC.


                        By: /s/ Yves Faroudja
                           ----------------------------------------------------
                             Yves Faroudja, President

                        Address:  750 Palomar Avenue
                                  Sunnyvale, CA 94086

                        Fax No.:  (415) 941-3310


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                                      EXHIBIT A

1) Review of Client technological options and assistance towards the establishment of a business plan.

2)  Assistant Client in the following specific projects:

    a) Negotiations with General Instrument on patents No. 4,876,596 (YF) and 4,881,125, 4,998,287 (GI).

    b) Negotiations with C-Cube for use of Client technology within MPEG process.

    c)   Gathering information on NTV status and business approach.

    d) Interface with Zilog, Inc. and Q.D. Technology, Inc to resolve the potentially competitive and infringing activities of such companies.

    e) Optimization of Faroudja Research Enterprises situation and presentation.

                                         A-1